Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (this "Amendment"), effective June 23, 2020, amends the Employment Agreement (as amended from time to time, the "Agreement") by and among Brainstorm Cell Therapeutics Ltd., Brainstorm Cell Therapeutics Inc., and Chaim Lebovits.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Section 3.1(b) of the Agreement is hereby amended as follows:

A.   The words “be eligible to” are hereby deleted; and

B.   The phrase “subject to his satisfaction of pre-established performance goals to be mutually agreed upon by the Board (or a committee thereof) and the Employee each year during the employment period. Performance shall be evaluated through a performance management framework and a bonus range based on the target bonus” is hereby deleted and replaced with the following: “upon authorization by the Board (or committee thereof) based on an assessment of Employee’s performance each year during the employment period.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BRAINSTORM CELL THERAPEUTICS LTD.

By:
Name:	Chaim Lebovits
Title:

BRAINSTORM CELL THERAPEUTICS INC.

By:
Name:
Title: